UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2014

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On August 4, 2014 and effective 11:59 p.m. on August 3, 2014, Kforce Inc. (the “Firm”) sold to RCM Acquisition, Inc. (the “Purchaser”), under a Stock Purchase Agreement (the “Agreement”) dated August 4, 2014, all of the issued and outstanding stock of Kforce Healthcare, Inc. (“KHI”), a Florida corporation and wholly-owned subsidiary of the Firm, for a total cash purchase price of $119.0 million, subject to a post-closing working capital adjustment. In addition, the Firm and the Purchaser each made customary representations and warranties and covenants in the Agreement and the Agreement contains customary indemnification provisions. In connection with the Agreement, the Firm has agreed to provide certain post-closing transitional services for a period not to exceed 12 months.

KHI is engaged in the business of developing, marketing, selling, distributing and providing human capital resources for medical coding, cancer and trauma registries, consulting services for clinical documentation assessment related to improved medical coding accuracies and ICD-10 education and training to hospitals, acute care facilities, and physicians. KHI operated the Firm’s Health Information Management segment.

Other than in respect of the Agreement and certain related agreements, the Firm, its subsidiaries, its directors and officers and the associates of such directors and officers have no material relationship with the Purchaser.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.01.

Item 7.01	Regulation FD Disclosure.

On August 4, 2014, the Firm issued a press release announcing the Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01, along with Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in the filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(b)	The first paragraph of Item 1.01 of this Report is incorporated by reference into this Item 9.01(b).

The unaudited pro forma condensed consolidated balance sheet of the Firm as of March 31, 2014 and the unaudited pro forma condensed consolidated statement of operations of the Firm for the quarter ended March 31, 2014 and for the years ended December 31, 2013, 2012 and 2011 are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference. The unaudited pro forma condensed consolidated balance sheet of the Firm as of March 31, 2014 gives effect to the transaction as if it had occurred on March 31, 2014. The unaudited pro forma condensed consolidated statement of operations for the quarter ended March 31, 2014 and for the years ended December 31, 2013, 2012 and 2011 give effect to the transaction as if it had occurred on January 1, 2011. In order to derive the pro forma financial information, the historical results of the Firm have been adjusted to eliminate the assets, liabilities and results of operations of the Firm’s Health Information Management segment, which have historically been consolidated by the Firm. Pro forma adjustments are described in the notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances; however, actual amounts could differ. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the operating results or financial position that would have been achieved had the disposition been consummated as of the dates indicated or of the results that may be obtained in the future. The Firm will account for the sale of KHI as a discontinued operation for all periods presented beginning with the third quarter of fiscal 2014.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes thereto should be read in conjunction with, and are qualified by, the historical financial statements and notes thereto of the Firm. The Firm’s historical financial statements are included in its Annual Report on Form 10-K for the year ended December 31, 2013, as well as the Firm’s subsequent Quarterly Reports on Form 10-Q.

(d)	Exhibits

The following exhibits are filed and furnished, respectively, herewith:

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated as of August 4, 2014, by and among Kforce Inc. and RCM Acquisition, Inc.

99.1	Press Release dated August 4, 2014.

99.2	Unaudited pro forma condensed consolidated financial statements of the Firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

August 6, 2014	By:	/s/ DAVID M. KELLY
David M. Kelly,
Senior Vice President, Chief Financial Officer (Principal Financial Officer)

KFORCE INC.
(Registrant)

August 6, 2014	By:	/s/ SARA R. NICHOLS
Sara R. Nichols,
Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

10.1*	Stock Purchase Agreement, dated as of August 4, 2014, by and among Kforce Inc. and RCM Acquisition, Inc

99.1	Press Release dated August 4, 2014.

99.2	Unaudited pro forma condensed consolidated financial statements of the Firm.

*	The exhibits and schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Firm will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.